Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3 No. 333-111360) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and related prospectus of Discovery Laboratories, Inc. for the registration of 1,468,592 shares of its common stock of our report dated February 13, 2004, with respect to the consolidated financial statements of Discovery Laboratories, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference in this Registration Statement of the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-111360) and related prospectus of Discovery Laboratories, Inc., filed with the Securities and Exchange Commission on December 19, 2003, for the registration of 6,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 15, 2005